Exhibit 10.25

                     LOAN, INVESTMENT AND SECURITY AGREEMENT


         THIS LOAN, INVESTMENT AND SECURITY AGREEMENT (this "Agreement") is made and entered into as of May 19, 2008, by and among Private Access, Inc., a California corporation (the "Company"), and VirtualHealth Technologies, Inc. a Delaware corporation (the "Investor"). The Company and Investor are sometimes referred to herein collectively as the "Parties" and each individually as a "Party".

                                    RECITALS:

         A. The Company is the successor in interest by way of conversion to Private Access, LLC, and all of the rights, assets, obligations and liabilities of such predecessor entity.

         B. The Company has requested that Investor provide certain loans and other financial accommodations to the Company, and Investor has agreed to provide such loans and financial accommodations to the Company upon the terms and conditions set forth in this Agreement.

                                   AGREEMENT:

         NOW, THEREFORE, in consideration of the premises and the mutual covenants and agreements set forth herein, the Parties agree as follows:

                                   ARTICLE 1
                                 INTERPRETATION

         1.1 Definitions. In this Agreement, including the recitals, except as otherwise expressly provided or unless the context otherwise requires:

                  "Affiliate" of any Person means a Person that directly or indirectly, through one or more intermediaries, controls, is controlled by or is under common control with the first mentioned Person. A Person shall be deemed to control another Person if such first Person possesses directly or indirectly the power to direct, or cause the direction of, the management and policies of the second Person, whether through the ownership of voting securities, by contract or otherwise.

                  "Articles" means the Company's Articles of Incorporation, as filed with the Secretary of State of California on April 3, 2008.

                  "Business Day" means a day that is not a Saturday or a Sunday or any other day on which banks in Dallas, Texas, are required or permitted by applicable law to close.

                  "Collateral" means all of Company's right, title, and interest in and to all current and future patents and patent applications of the Company (which currently consist of U.S. Patent Numbers 7,028,049 and 6,345,260, and U.S. Patent Application Numbers 11/231,561 and 12/031,987), and all continuations thereto and derivatives thereof, and all source codes developed by or for the Company and pertaining or relating to the above patents and patent applications (the "Source Codes").

                  "Customer"  means any and all person or  entities  that are in privity with the Company to purchase, lease, license or otherwise use any of the Company's systems, devices, software, inventions, components, products, services or processes.

                  "Governmental Authority" means any nation or government, any state, county, municipality or other political subdivision thereof, any entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government, including any government authority, agency, department, board, commission or instrumentality of the United States, any State of the United States or any political subdivision thereof, any court, tribunal or arbitrator(s) of competent jurisdiction, any self-regulatory organization or any Indian tribal authority.

                  "Loan Documents" means, collectively, this Agreement, the Promissory Note, and any other instruments, documents, or agreements entered into, now or in the future by Company in connection therewith.

                  "Obligations" means the Loan (as defined below), including all principal and interest accrued thereon, and all related fees, expenses, costs and other amounts, if any, owed to Investor by the Company pursuant to this Agreement or any other Loan Documents.

                  "Person" means any individual, corporation, limited liability company, partnership (general or limited), syndicate, joint venture, society, association, trust, unincorporated organization or
         Governmental Authority, or any trustee, executor, administrator or other legal representative thereof.

                  "UCC" means the California Uniform Commercial Code, as amended or supplemented from time to time. Any and all terms used in the Agreement which are defined in the UCC shall be construed and defined in accordance with the meaning and definition ascribed to such terms under the UCC, unless otherwise defined herein.


                                   ARTICLE 2
                        LOAN AND INVESTMENT OPPORTUNITIES

         2.1 Loan. Subject to the terms and conditions of this Agreement, on the Closing Date (as hereinafter defined), the Company hereby agrees to borrow, and Investor hereby agrees to loan to the Company, up to an aggregate of One Million Five Hundred and No/100 ($1,500,000) (the "Loan"). The Loan shall be evidenced by a Secured Promissory Note, in substantially the form of Exhibit A attached hereto (the "Promissory Note"). The Parties acknowledge and agree that: (i) pursuant to that certain Promissory Note, dated March 1, 2008, of the Company payable to Investor, Investor previously loaned the Company $150,000 (the "First Previous Note"); (ii) the principal amount of, and accrued but unpaid interest of $2,035 on the First Previous Note were rolled-into that certain Amended and Restated Promissory Note, dated April 25, 2008, of the Company payable to Investor (the "Second Previous Note"), with the interest being rolled-into the Second Previous Note as accrued but unpaid interest, and Investor made an additional advance of $150,000 to the Company under the Second Previous Note;
(iii) the principal amount of $300,000 and accrued but unpaid interest to date of $3,823, including the accrued but unpaid interest under the First Previous



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

Note and an additional $1,788 under the Second Previous Note (from April 25, 2008 to May 19, 2008, are hereby rolled-into this Promissory Note (with the interest being rolled-into the Promissory Note as accrued but unpaid interest); and (iv) at the Closing, Investor shall deliver the Second Previous Note to the Company for cancellation, and Investor shall make the first $150,000 of Advance (as defined in the Promissory Note) under the Promissory Note.

         2.2 Closing. The closing of the transactions contemplated hereby (the "Closing") shall be deemed to have occurred on May 19, 2008 (the "Closing Date").

         2.3 Equity Interest. In the event that Investor makes all timely Advances (as defined in the Promissory Note) under the Promissory Note for the period from the Closing Date to the earlier of: (i) the last day of the month in which the Company receives $10,000,000 or more of additional funding (or such lesser amount as determined by the Company in its sole and absolute discretion) ("Adequate Third-Party Funding"); or (ii) December 10, 2008 (the "Timely Payment Condition"), then on or prior to December 15, 2008, the Company shall issue and deliver to Investor a certificate for 105,625 shares of common stock, no par value per share, of the Company (the "Common Stock"), which represents five percent (5%) of the Fully-Diluted Capital Stock of the Company (as defined below) as of the date of this Agreement except for the contingent warrants being held for C. Hoag as of the Closing Date.

         2.4 Option to Purchase Shares of Common Stock.


                  (a) In the event that Investor has timely made all Advances under the Promissory Note, and the Company has delivered the Repayment Notice (as defined in the Promissory Note), then for a period of ten
         (10) days following Investor's receipt of the Repayment Notice, Investor shall have the option (the "Purchase Option"), in Investor's sole discretion, to purchase from the Company, the number of shares of Common Stock of the Company equal to five percent (5%) of the Fully-Diluted Capital Stock of the Company as of the date of Repayment Notice (the "Investment Shares"), for an aggregate purchase price of $1,500,000 (the "Option Price"). Investor's exercise of the Purchase Option shall be in writing and shall be irrevocable (the "Election Notice").

                  (b) If Investor elects to exercise the Purchase Option, the delivery of the Election Notice to the Company shall serve as an instruction to the Company to apply the proceeds of the repayment of the Promissory Note (the "Repayment Proceeds"), first, to the accrued but unpaid interest on the Promissory Note, and second, to the outstanding principal balance of the Note. If:

                           (i)  the   Repayment   Proceeds   are  greater   than
                  $1,500,000, then on the Repayment Date (as defined in the Promissory Note), the Company shall: (1) retain $1,500,000;
                  (2) issue to Investor a certificate evidencing the Investment Shares; and (3) pay to Investor, by wire transfer of immediately available funds, any Repayment Proceeds in excess of $1,500,000; or



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


                           (ii) in the event  the  Repayment  Proceeds  are less
                  than or equal to $1,500,000, then on the Repayment Date, the Company shall (1) retain all of the Repayment Proceeds; (2) issue to Investor that portion of the Investment Shares equal to (5%) of the Fully-Diluted Capital Stock of the Company as of the date of Repayment Notice multiplied by a fraction, the numerator of which is the amount of the Repayment Proceeds, and the denominator of which is $1,500,000; and (3) be deemed to have granted to Investor an option (the "Second Option") to purchase the remainder of the Investment Shares not issued pursuant to subsection (2) above, at an aggregate purchase price equal to the difference between $1,500,000 and the amount of the Repayment Proceeds. [e.g., in the event the Payoff Proceeds are $1,200,000, then on the Repayment Date the Company will retain $1,200,000 and, in return, issue to Investor four percent (4%) of the Fully-Diluted Capital Stock of in the Company, together with an option to purchase the remaining one percent (1%) of the Fully-Diluted Capital Stock of the Company for $300,000.] The term of the Second Option shall commence on the date of the Election Notice and shall continue until the earlier of: (1) ninety (90) days following the Repayment Date; or (2) December 10, 2008.

         2.5 Certain Definitions. As used herein, (i) "Fully-Diluted Capital Stock of the Company" means the then outstanding capital stock of the Company (including shares of preferred stock of the Company, and if such shares are convertible, on an "as converted" basis) plus all shares of capital stock of the Company issuable, whether at such time, upon the passage of time or upon the occurrence of some future event, upon the exercise, conversion or exchange of all then outstanding Capital Stock Equivalents plus the number of shares of Common Stock issuable under the Section of this Agreement to which such definition applies (i.e., either Section 2.3 or Section 2.4 above); and (ii) "Capital Stock Equivalents" means all rights, warrants, options (including, without limitation, any options or other securities issued under any plan of the Company), convertible securities or indebtedness, exchangeable securities or indebtedness, or other rights, exercisable for or convertible into, directly or indirectly, capital stock of the Company and securities convertible for or exchangeable into equity interests of the Company, whether at the time of issuance, upon the passage of time or upon the occurrence of some future event.

         2.6 Right of First Offer.

                  (a) Prior to the Repayment Date, the Company agrees that it will not issue any capital stock of the Company or any Common Stock Equivalents (excluding: (i) any sales of securities pursuant to an effective registration statement under the Securities Act of 1933, as amended; (ii) any sale of securities to a non-profit entity or industry partner pursuant to a debt funding, grant funding or research and development project by any such non-profit entity or industry partner; and (iii) a pool of up to fifteen percent (15%) of the then currently issued and outstanding shares of Common Stock and Preferred Stock, which pool may be used only for the issuance of capital stock of the Company and Capital Stock Equivalents to employees, consultants, directors and advisory board members of the Company) (the "New Securities"), without first offering to sell all of such New Securities to Investor on the terms and conditions specified by the Company (the "Offering Terms"), subject to subsection (b) below. In the event that



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

         the Company desires to issue or sell any New Securities (each, an "Offering"), it shall provide Investor with written notice of the Offering, including the Offering Terms (the "Offer Notice").

                  (b) Investor shall have ten (10) days following its receipt of the Offer Notice (the "Election Period") to elect in writing to purchase all or any portion of the New Securities offered in the Offering (the "Election Notice"). If Investor delivers an Election Notice to the Company within the Election Period, then: (a) such purchase by Investor shall close and fund within thirty (30) days after delivery by Investor or the Election Notice; and (b) the purchase price paid by Investor shall reflect a ten percent (10%) discount in the price per share stated in the Offering Terms.

                  (c) If the offer set forth in the Offer Notice is not accepted by Investor, then the Company may sell such New Securities, or a ratable portion thereof, to any third-party purchaser (the "Purchaser") at any time within one hundred eighty (180) days after the last day of the Election Period, provided that such sale shall be made on terms no more favorable to the Purchaser than the terms contained in the Offer Notice. In the event that the New Securities are not sold in accordance with the terms of the preceding sentence, then they cannot be sold without again going through the procedures set forth in this Section 2.6

         2.7 Events of Default. The occurrence of any Event of Default (as defined in the Promissory Note) shall constitute an Event of Default under this Agreement. Upon the occurrence of an Event of Default, Investor may, at its option, accelerate and make immediately payable all sums of principal and interest outstanding and unpaid under the Promissory Note, without demand, presentment or notice, all of which are hereby expressly waived by Company.

         2.8 Investor's Rights and Remedies. Upon the occurrence and during the continuation of an Event of Default, Investor may, at its sole election, without notice of such election and without demand, exercise any one or more of the rights or remedies available to Investor at law or in equity, including the rights of a secured party under the UCC.

         2.9 Board Seat. So long as there remains any money owed by Company to Investor under the Obligations, Investor shall have the right to designate one member (the "Investor Designee") to the Company's Advisory Board and the
Company's Board of Directors, and in each case, all committees thereof (collectively, the "Company Boards"), and the Company and stockholders executing the signature page to this Agreement hereby agree to cause such Investor Designee to be elected to the Company Boards. The Investor Designee shall serve until the first to occur of his/her death, resignation or removal from office by Investor; it being agreed and understood that only Investor may remove an Investor Designee; it being further agreed and understood that upon the occurrence of any removal, Investor Designee shall have the right to designate a new Investor Designee and the Company and stockholders executing the signature page to this Agreement hereby agree to cause such Investor Designee to be elected to the Company Boards. The initial Investor Designee shall be Deborah L. Jenkins; it being agreed and understood that Ms. Jenkins shall be elected to the Company Boards at the Closing. Each Investor Designee shall be entitled to receive from the Company for his/her services whatever compensation or remuneration paid to other directors of the Company, including the right to receive warrants commensurate with all members of Company Boards. Any and all



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

rights to designate members to any of the Company Boards pursuant to the terms of this Section 2.9 shall be extinguished upon repayment or satisfaction by the Company of the Obligations.

         2.10 Strategic and Technology Synergies. Investor and the Company acknowledge that there appears to be a number of strategic and technological synergies in the products and services being offered and/or developed by each Party and its Affiliates, including without limitation the Convoii and Envoii digital content management and security technology. The Parties agree to exert reasonable commercial efforts to explore these mutually-beneficial prospects and synergies. Without limiting the foregoing, Investor agrees to make (or cause its Affiliates to make) the Convoii and Envoii digital content management and security technology available for inclusion in the Company's products and services under a cost formula to be mutually agreed to by the Parties, which cost formula shall be subject to a favored nations provision so that the cost paid by the Company for such technologies shall not exceed the price paid by any other client, purchaser or user of the Convoii and Envoii technology, respectively.

         2.11 Cancellation of Rights. If, for any reason other than the Company having received Adequate Third-Party Funding (which in turn extinguishes Investor's obligation to fund any further installments under the Promissory
Note), Investor does not timely fund an Advance as provided in the Promissory Note, Investor shall forfeit the following rights: (a) the right of Investor to receive securities of the Company pursuant to Sections 2.3; (b) the rights of Investor to purchase securities of the Company pursuant to Sections 2.4 and 2.6; and (c) the right of Investor to designate a person to the Company Boards pursuant to Section 2.9.


                                   ARTICLE 3
                                    SECURITY

         3.1 Grant of Security Interest. In order to secure the Company's prompt repayment of any and all Obligations and its prompt performance of each of its covenants and duties under this Agreement and the other Loan Documents, the Company hereby grants to Investor a continuing security interest in the Collateral. Investor's security interests in the Collateral shall attach to all Collateral without further action on the part of Investor or the Company. Such security interest constitutes a valid security interest in the presently existing Collateral, and shall constitute a valid security interest in Collateral acquired after the date hereof.

         3.2 Relinquishment of Security Interest. Upon the Company's repayment of the Obligations, and without further action on the part of the Company or Investor, any security interest created pursuant to Section 3.1 hereof shall immediately be released and/or deemed released, including without limitation Investor's interests in the Collateral.

         3.3 License Created in the Event of Default. Upon the occurrence of any Event of Default that results in Company's loss of the Collateral pursuant to any Security Interest granted under this Agreement, including but not limited to under Section 3.1 hereof, Investor hereby grants to Company and its Customers a non-exclusive, non-sublicensable, non-transferable, fully paid-up license under the patents and source codes comprising the Collateral to make, have made, use, offer for sale, sell, import, distribute, lease, service, or otherwise dispose of any product or process offered for sale, made, distributed, sold, or used by or on behalf of Company covered by a claim of any of the patents or source code



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

comprising the Collateral ("License"). The License shall run to the end of the life of the last to expire of the patents comprising the Collateral, including any extensions thereto that may occur during the life of any such patent. The License shall be "AS IS, WHERE IS" and Investor shall have no obligations to the Company or any of its Customers under the License (including, without limitation, any obligation for patent infringement claims of others).


                                   ARTICLE 4
                    REPRESENTATIONS AND WARRANTIES OF COMPANY

         The Company hereby represents and warrants to Investor that, as of the date of execution of this Agreement by both Parties hereto (which shall occur after the Closing Date) (the "Execution Date"):

         4.1 Organization, Qualification, and Corporate Power. The Company is a duly organized and validly existing corporation and is in good standing under the laws of the state of California and has all requisite corporate power and corporate authority for the ownership and operation of its properties and for the carrying on of its business as now conducted and as now proposed to be conducted. The Company is duly qualified and is in good standing as a foreign corporation and authorized to do business in all jurisdictions wherein the character of the property owned or leased, or the nature of the activities conducted by it, makes such qualification or authorization necessary, except where the failure to so qualify or be so authorized would not have a material adverse effect on the Company's business, assets (including intangible assets), liabilities, property, financial condition, or results of operations (a "Material Adverse Effect"). The Company has all requisite power and corporate authority to (i) execute and deliver the Loan Documents; (ii) to perform all its obligations under the Loan Documents; and (iii) to issue and deliver the shares of capital stock which may be issuable under this Agreement ("collectively, the "Shares").

         4.2 Authorization of Agreements. The execution and delivery by the Company of the Loan Documents, the performance by the Company of its obligations thereunder and the reservation of and the issuance and delivery of the Shares have been duly authorized by all requisite action and will not (i) violate (A) any provision of any applicable law, or any order of any court or other agency of government applicable to the Company, (B) the Articles, (C) the Bylaws of the Company, or (D) any provision of any mortgage, lease, indenture, agreement, or other instrument to which the Company or any of its properties or assets is bound, or (ii) conflict with, result in a breach of, or constitute (with due notice or lapse of time or both) a default under any such indenture, agreement, or other instrument, or result in the creation or imposition of any lien, charge, or encumbrance of any nature whatsoever upon any of the properties or assets of the Company, except in the case of clauses (i)(D) and (ii), where such violation, conflict, breach, default, or lien would not have a Material Adverse Effect. The Shares have been duly reserved for issuance under this Agreement and, when so issued, will be duly authorized, validly issued, fully paid, and nonassessable shares with no personal liability attaching to the ownership thereof and will be free and clear of all liens, charges, and encumbrances of any nature whatsoever except for restrictions on transfer under applicable federal and state securities laws, and except for restrictions imposed by that certain Shareholders Agreement of the Company, shown in Schedule 4.2, to be



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

separately delivered to Investor by Company in accordance with Section 7.1(b) hereof. Neither the issuance nor delivery of the Shares is subject to any preemptive rights of stockholders of the Company, or to any right of first refusal or other right in favor of any Person.

         4.3 Validity. This Agreement has been duly executed and delivered by the Company and constitutes the legal, valid, and binding obligation of the Company, enforceable in accordance with its terms except (a) as limited by applicable bankruptcy, insolvency, reorganization, moratorium, and other laws of general application affecting enforcement of creditors' rights generally, and
(b) as limited by laws relating to the availability of specific performance, injunctive relief, or other equitable remedies. The Loan Documents constitute the legal, valid, and binding obligations of the Company, enforceable in accordance with their respective terms except (i) as limited by applicable bankruptcy, insolvency, reorganization, moratorium, and other laws of general application affecting enforcement of creditors' rights generally, and (ii) as limited by laws relating to the availability of specific performance, injunctive relief, or other equitable remedies.

         4.4 Capital Stock.  The authorized  capital of the Company consists of:
(i) 15,000,000 shares of Common Stock, 2,025,000 shares of which are issued and outstanding immediately prior to the Closing (10,000 shares of which are based on fully vested warrants); and (ii) (A) 10,000,000 shares of preferred stock, no par value ("Preferred Stock"), and (B) up to 241,000 warrants to purchase shares of Common Stock that are fully contingent on future contributions to the Company, none of which shares have been earned, issued or are presently outstanding. All of the outstanding shares of Common Stock have been duly authorized, are fully paid and nonassessable, and were issued in compliance with all applicable federal and state securities laws. The issued and outstanding shares of the Company's capital stock are owned by the stockholders and in the numbers set forth on Schedule 4.4, to be separately delivered to Investor by Company in accordance with Section 7.1(b) hereof. Except as set forth in
Schedule 4.4, there are no outstanding options, warrants, rights (including conversion or preemptive rights and rights of first refusal or similar rights) or agreements, orally or in writing, to purchase or acquire from the Company any shares of Common Stock or Preferred Stock, or any securities convertible into or exchangeable for shares of Common Stock or Preferred Stock.

         4.5 Financial Statements. The financial position of the Company is reflected in Schedule 4.5 ("Financial Statements"), to be separately delivered to Investor by Company in accordance with Section 7.1(b) hereof. The Financial Statements present fairly the financial position of the Company as at February 29, 2008 and the Company's results of operations for the period from inception to February 29, 2008, except as set forth therein, and were prepared in the ordinary course of business. Since the last date covered by the Financial Statement, the Company has not suffered a Material Adverse Effect.

         4.6 Litigation and Compliance with Law.

                  (a)  There  is  no:  (i)  action,  suit,  claim,   proceeding,
         arbitration, complaint, charge, or investigation pending or, to the Company's knowledge, threatened (A) against or affecting the Company, or any officer, director, or key employee of the Company at law or in equity, or before or by any federal, state, municipal, or other governmental department, commission, board, bureau, agency, or instrumentality, domestic or foreign; or (B) that questions the validity of the Loan Documents or the right of the Company to enter into them, or to consummate the transactions contemplated by the Loan Documents; (ii) arbitration proceeding relating to the Company or any officer, director, or key employee of the Company pending under collective bargaining agreements or otherwise; or (iii) governmental inquiry pending or, to the Company's knowledge, threatened against or affecting the Company or any officer, director, or key employee of the Company.

                  (b) The Company is not in default with respect to any governmental order, writ, judgment, injunction, or decree known to or served upon the Company of any court or of any federal, state, municipal, or other governmental department, commission, board, bureau, agency, or instrumentality, domestic or foreign. There is no material action or suit by the Company pending or threatened against others.

                  (c) The Company is not in violation or default (i) of any provisions of its Articles or Bylaws, (ii) of any instrument, judgment, order, writ, or decree, (iii) under any note, indenture, or mortgage, or (iv) under any lease, agreement, contract, or purchase order to which it is a party or by which it is bound that is required to be listed on the schedules attached hereto, or (v) of any provision of federal or state statute, rule, or regulation applicable to the Company, the violation of which (in each case for (i) - (v)) would have, individually or in the aggregate, a Material Adverse Effect.

                  (d) There is no action, suit, proceeding, or investigation by the Company pending or which the Company intends to initiate.

         4.7 No Outstanding Indebtedness. Other than the Previous Note, there are no outstanding notes, indentures, mortgages, or any other similar forms of financing to which the Company is a party. The Company is not a guarantor or indemnitor of any indebtedness of any other Person.

         4.8 Title to Assets. The Company has valid and marketable title to all of its assets now carried on its books including those reflected in the most recent balance sheet of the Company which forms a part of Schedule 4.5, or acquired since the last date of the periods covered thereby, free of any liens, charges, or encumbrances of any kind whatsoever, except such encumbrances and liens that arise in the ordinary course of business and do not materially impair the Company's ownership or use of such assets. The Company does not own any real property. The Company is in compliance in all material respects under all leases for property and assets under which it is operating, and all such leases are valid and subsisting and are in full force and effect.

         4.9 Taxes. The Company has accurately prepared and timely filed all federal, state, and other tax returns required by law to be filed by it, and all taxes (including all withholding taxes) shown to be due and all additional assessments have been paid or provisions made therefor. The Company knows of no additional assessments or adjustments pending or threatened against the Company for any period, nor of any basis for any such assessment or adjustment.

4.10 Intellectual Property Assets. The Company owns or possesses adequate licenses or other rights to use all software, patents, patent applications, trademarks, trademark applications, service marks, service mark applications, trade names, copyrights, manufacturing processes, formulae, trade secrets, and know how (collectively, "Intellectual Property") necessary or material to the conduct of its business as conducted, without any conflict with or infringement of the rights of others, and no claim is pending or, to the Company's knowledge, threatened to the effect that the operations of the Company infringe upon or conflict with the asserted rights of any other Person under any Intellectual Property, and, to the Company's knowledge, there is no basis for any such claim (whether or not pending or threatened). Set forth in Schedule 4.10, to be separately delivered to Investor by Company in accordance with Section 7.1(b) hereof, is a list of the patents and patent applications constituting the Collateral that are owned by or registered in the name of the Company. No claim is pending or, to the Company's knowledge, threatened to the effect that any such Collateral owned or licensed by the Company, or which the Company otherwise has the right to use, is invalid or unenforceable by the Company, and, to the best of Company's knowledge and belief, there is no basis for any such claim (whether or not pending or threatened). Except as provided in Schedule 4.10, the Company has not granted or assigned to any other person or entity any right to manufacture, have manufactured, or assemble the products or proposed products or to provide the services or proposed services of the Company. The Company has no material obligation to compensate any Person for the use of any Intellectual Property nor has the Company granted to any Person any license or other rights to use in any manner any Intellectual Property of the Company. If the Company files any further patent applications with the proper authorities following the Execution Date, the Company agrees within five (5) days after such patent application is filed, to provide to Investor written notice of such filing and a Patent Recordation Form suitable for being filed with the United States Patent and Trademark Office with respect to each such subsequent patent application filing, if any.

         4.11 Investments in Other Persons. The Company has not made any loan or advance to any Person which is outstanding on the date of this Agreement, nor is the Company obligated or committed to make any such loan or advance, nor does the Company own any equity interest in, or assets comprising the business of, obligations of, or any interest in, any Person.

         4.12 Governmental Approvals. Except as otherwise contemplated by this Agreement, no authorization, consent, approval, license, filing, or registration with any court or governmental department, commission, board, bureau, agency, or instrumentality, domestic or foreign, is or will be necessary for the valid execution, delivery, and performance by the Company of the Loan Documents, and the issuance and delivery of the Note, other than filings pursuant to federal and state securities laws (the failure of which to file will not adversely impact the exemption from registration or qualification of the issuance of the securities contemplated by this Agreement) in connection herewith.

         4.13 No Brokers or Finders. No person has or will have, as a result of actions taken by the Company in connection with the transactions contemplated by this Agreement, any right, interest, or valid claim against or upon Investor or the Company for any commission, fee, or other compensation as a finder or broker arising out of the transactions contemplated by this Agreement.

                                   ARTICLE 5
                   REPRESENTATIONS AND WARRANTIES OF INVESTOR

         Investor represents and warrants to the Company that, as of the Execution Date:

         5.1 Organization, Qualification, and Corporate Power. Investor is a duly organized and validly existing corporation and is in good standing under the laws of the state of Delaware and has all requisite corporate power and corporate authority for the ownership and operation of its properties and for the carrying on of its business as now conducted and as now proposed to be conducted.

         5.2 Authorization of Agreements. The execution and delivery by Investor of the Loan Documents, the performance by Investor of its obligations thereunder have been duly authorized by all requisite corporate action and will not (i) violate (A) any provision of any applicable law, or any order of any court or other agency of government applicable to Investor, (B) the Certificate of Incorporation or Bylaws of Investor, or (C) any provision of any mortgage, lease, indenture, agreement, or other instrument to which Investor or any of its properties or assets is bound, or (ii) conflict with, result in a breach of, or constitute (with due notice or lapse of time or both) a default under any such indenture, agreement, or other instrument, or result in the creation or imposition of any lien, charge, or encumbrance of any nature whatsoever upon any of the properties or assets of Investor.

         5.3 Validity This Agreement has been duly executed and delivered by Investor and constitutes the legal, valid, and binding obligation of Investor, enforceable in accordance with its terms except (a) as limited by applicable bankruptcy, insolvency, reorganization, moratorium, and other laws of general application affecting enforcement of creditors' rights generally, and (b) as limited by laws relating to the availability of specific performance, injunctive relief, or other equitable remedies. The Loan Documents constitute the legal, valid, and binding obligations of Investor, enforceable in accordance with their respective terms except (i) as limited by applicable bankruptcy, insolvency, reorganization, moratorium, and other laws of general application affecting enforcement of creditors' rights generally, and (ii) as limited by laws relating to the availability of specific performance, injunctive relief, or other equitable remedies.

         5.4 No Brokers or Finders. No person has or will have, as a result of actions taken by Investor in connection with the transactions contemplated by this Agreement, any right, interest, or valid claim against or upon the Company for any commission, fee, or other compensation as a finder or broker arising out of the transactions contemplated by this Agreement.

         5.5 Accredited Investor. Investor is not an accredited investor as that term is defined in Rule 501 promulgated by the Securities Exchange Commission and is acquiring the securities issued pursuant to this Agreement for its own account and not with a view to distribution.


                                    ARTICLE 6
                                    COVENANTS

         6.1 Covenants of the Company. The Company covenants and agrees with Investor that, from and after the date of this Agreement until the Obligations are paid in full:

                  (a) At any time at the request of Investor,  the Company shall execute and deliver to Investor all documents, instruments and agreements that Investor may reasonably request in order for Investor to perfect and continue perfection of Investor's security interest in the Collateral and in order to fully consummate all of the transactions contemplated under the Loan Documents; and

                  (b) Investor shall have the right, upon reasonable prior notice, from time to time during the Company's usual business hours (or at any time and without notice required if an Event of Default has occurred and is continuing), to inspect the Company's books and records and to make copies thereof; provided that any information contained therein and deemed by the Company in writing to be proprietary or confidential may not be divulged by the Investor to any third party except as required by law or applicable statute or regulation.


         6.2 Escrow of Source Codes. Upon development of any Source Codes, the Company agrees to escrow such source code with an escrow agent mutually acceptable to the Company and Investor, pursuant to an Escrow Agreement, in form and substance mutually acceptable to the Company and Investor. If the Company and Investor are unable to agree to any of above within thirty days following the development of any Source Code, then the Source Code shall be interpleaded to a court of competent jurisdiction until such time as they are able to agree.

                                   ARTICLE 7
                               CLOSING OBLIGATIONS

         7.1 Closing Obligations. In addition to anything else set forth in this Agreement, at the Closing:


                  (a) the Parties (as applicable) shall have executed and delivered to each other this Agreement, the Note, and all other Loan Documents required by Investor;

(b) the Company shall have delivered to Investor each of Schedules 4.2, 4.4; 4.5; 4.10 (collectively, the "Disclosure Schedules"). Except as required by law or applicable governmental authority, Investor agrees not to publicly disclose any of the contents of the Disclosure Statements without the express written consent of the Company; and

                  (c) the Company shall have executed and delivered to Investor a copy of a Patent Recordation Form in a form suitable for filing by Investor with the United States Patent and Trademark Office with respect to the Collateral.


                                    ARTICLE 8
                                  MISCELLANEOUS

         8.1 Expenses and Attorney's Fees. If suit is brought to enforce any provision of this Agreement, the prevailing party shall be entitled to recover its reasonable attorneys' fees and court costs in addition to any other remedy or recovery awarded by the court. At the Closing, the Company shall pay the legal fees and costs of Jackson Walker L.L.P., counsel to Investor, in the amount of $12,000.00.

         8.2 Demand; Protest. The Company hereby waives demand, protest, notice of protest, notice of default or dishonor, notice of payment and nonpayment, notice of any default, nonpayment at maturity, release, compromise, settlement, extension, or renewal of accounts, documents, instruments, and guarantees at any time held by Investor on which the Company may in any way be liable.

         8.3 Notices. All notices, requests, demands, claims and other communications permitted or required to be given hereunder must be in writing and shall be deemed duly given and received (i) if personally delivered, when so delivered, (ii) if mailed, three (3) Business Days after having been sent by registered or certified mail, return receipt requested, postage prepaid and addressed to the intended recipient as set forth below, (iii) if sent by electronic facsimile, once transmitted to the fax number specified below and once the appropriate facsimile confirmation is received, provided that a copy of such notice, request, demand, claim or other communication is promptly thereafter sent in accordance with the provisions of clause (ii) or (iv) hereof, or (iv) if sent through an overnight delivery service in circumstances to which such service guarantees next day delivery, the day following being so sent:

                  If to Investor:          VirtualHealth Technologies, Inc.
                                           777 Main Street, Suite 3100
                                           Fort Worth, Texas  76012
                                           Attention:  Chief Executive Officer

                  If to the Company:       Private Access, Inc.
                                           65 Enterprise
                                           Aliso Viejo, California  92656
                                           Attention:  President


Any Party may give any notice, request, demand, claim or other communication hereunder using any other written means (including ordinary mail or electronic mail), but no such notice, request, demand, claim or other communication shall be deemed to have been duly given unless and until it actually is received by the individual for whom it is intended. Any Party may change the address to which notices, requests, demands, claims and other communications hereunder are to be delivered to it by giving each other Party notice in the manner herein set forth.

         8.4 Governing Law. THIS AGREEMENT, THE ENTIRE RELATIONSHIP OF THE PARTIES HERETO, AND ANY LITIGATION BETWEEN THE PARTIES (WHETHER GROUNDED IN CONTRACT, TORT, STATUTE, LAW OR EQUITY) SHALL BE INTERPRETED, CONSTRUED, AND ENFORCED IN ACCORDANCE WITH THE LAWS OF THE STATE OF TEXAS, WITHOUT REGARD TO ITS CHOICE OF LAW PRINCIPLES.

         8.5 Venue for Disputes. THE COURTS OF THE NORTHERN DISTRICT OF TEXAS, LOCATED IN DALLAS, TEXAS, FEDERAL OR STATE, SHALL HAVE EXCLUSIVE JURISDICTION OF ALL LEGAL ACTIONS ARISING OUT OF THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS.

         8.6 Waiver; Remedies Cumulative. The rights and remedies of the Parties hereunder are cumulative and not alternative. Neither any failure nor any delay by any Party in exercising any right, power or privilege under this Agreement shall operate as a waiver of such right, power or privilege, and no single or partial exercise of any such right, power or privilege shall preclude any other or further exercise of such right, power or privilege or the exercise of any other right, power or privilege. To the maximum extent permitted by applicable law, (i) no claim or right arising out of this Agreement can be discharged by one Party, in whole or in part, by a waiver or renunciation of the claim or right unless made in writing and signed by each other Party; (ii) no waiver that may be given by a Party shall be applicable except in the specific instance for which it is given; and (iii) no notice to or demand on one Party shall be deemed to be a waiver of any obligation of that Party or of the right of the Party giving such notice or demand to take further action without notice or demand as provided in this Agreement or the documents referred to in this Agreement.

         8.7 Severability. If any provision of this Agreement, or the application of any such provision to any person, entity or circumstance, is held to be unenforceable or invalid by any court of competent jurisdiction or under any applicable law, the validity and enforceability of the remaining provisions of this Agreement shall not be affected thereby. Without limiting the foregoing, the covenants and obligations contained in this Agreement shall be construed as separate covenants and obligations, covering their respective subject matters. Each breach of a covenant or obligation set forth in this Agreement shall give rise to a separate and independent cause of action.

         8.8 Specific Performance. Each party hereto agrees that money damages would not be a sufficient remedy for any breach of the provisions of this Agreement by the any other party hereto, and that each party hereto shall be entitled to injunctive relief or specific performance as a remedy for any breach hereof, in addition to all other remedies available at law or in equity to any party hereto.

         8.9 Entire Agreement; Modification. This Agreement and the other Loan Documents collectively constitute the entire and final agreement among the Parties with respect to the subject matter hereof, and supersede and replace all prior agreements, understandings, commitments, communications and representations made between the Parties, whether written or oral, with respect to the subject matter hereof. This Agreement may not be amended, supplemented, or otherwise modified except by a written agreement executed by both Parties.

         8.10 No Assignment; Successors and Assigns; No Third-Party Rights. No Party may assign any or all of his/its rights under this Agreement to any Person without the prior written consent of the other Party. Any attempted assignment or assumption without such written consent shall be null and void and without legal effect. Subject to the foregoing, this Agreement shall apply to, be binding in all respects upon and inure to the benefit of the heirs, executors, personal representatives, successors and assigns of the Parties. Nothing expressed or referred to in this Agreement shall be construed to give any Person other than the Parties any legal or equitable right, remedy or claim under or with respect to this Agreement or any provision of this Agreement.

         8.11 Publicity. Neither Investor nor the Company shall make any public announcements concerning this transaction without first securing the prior written approval of the other party, provided that neither party shall unreasonably withhold or delay their approval except to assure that such announcement is factually correct and does not disclose confidential information; provided, further, however, that the Parties acknowledge and agree that this is a material contract to Investor, which is a publicly-traded company that files reports under the Securities Exchange Act of 1934, and as such, Investor must file the Loan Agreements with the Securities and Exchange Commission, and such filing will not require the consent of the Company.

         8.12 Execution of Agreement. This Agreement may be executed in two or more counterparts, each of which shall be deemed to be an original copy and all of which, when taken together, shall be deemed to constitute one and the same agreement. The exchange of copies of this Agreement and of signature pages by facsimile transmission shall constitute effective execution and delivery of this Agreement as to the Parties and may be used in lieu of the original Agreement for all purposes. Signatures of the Parties transmitted by facsimile shall be deemed to be their original signatures for all purposes.

         IN WITNESS WHEREOF, the Parties have executed this Agreement as of the date first written above.

                                  PRIVATE ACCESS, INC


                                  By: /s/ Robert H. Shelton
                                  -------------------------
                                           Robert H. Shelton,
                                           President and Chief Executive Officer


                                  VIRTUAL HEALTH TECHNOLOGIES, INC.


                                  By: /s/ Scott A. Haire
                                  ----------------------
                                           Scott A. Haire,
                                           Chief Executive Officer

Each of the undersigned stockholders of the Company, owning the number and type of shares of capital stock set forth below their respective names below (and in the aggregate, owning on the Execution Date approximately 59% of the issued and outstanding shares of Common Stock), hereby executes this Agreement for the sole purpose of being bound by and subject to the provisions of Section 2.9 of the Agreement.

                            /s/ W. Halden Conner
                            ----------------------------------------------------
                            Printed: W. Halden Conner

                            Type of Securities Owned:   Common Stock
                            Number of Shares Owned:   378,000



                            /s/ Robert H. Shelton
                            ----------------------------------------------------
                            Printed: Robert H. Shelton

                            Type of Securities Owned:   Common Stock
                            Number of Shares Owned:   360,000




                            ALLCARE HEALTH MANAGEMENT SYSTEM, INC.


                            By: /s/ W. Halden Conner
                            ------------------------
                                  W. Halden Conner, President

                            Type of Securities Owned:   Common Stock
                            Number of Shares Owned:   180,000



                            /s/ Thomas G. Plaskett
                            ----------------------------------------------------
                            Printed:   Thomas G. Plaskett

                            Type of Securities Owned:   Common Stock
                            Number of Shares Owned:   166,320




                            KEYSTONE EQUITY PARTNERS, LLC


                            By: /s/ Thomas Blanton
                            ----------------------
                                  Thomas Blanton, President

                            Type of Securities Owned:   Common Stock
                            Number of Shares Owned:   113,400

                                    EXHIBIT A
                                    ---------

                             Form of Promissory Note

                                  SCHEDULE 4.2

                         Form of Shareholders' Agreement


                                  SCHEDULE 4.4

                    Issued and Outstanding Company ownership


                                                                 LLC Units             Post-Trigger (C Corp)
                                                                                   ------------------------------
Shareholder Name                                                  by Class         % Interest       # of Shares
                                                                -------------      -----------      -------------
Class A
  Allcare Health Management System, Inc.                        9,000                   8.89%       180,000
                                                                -------------      -----------      -------------
       Total Class A Shareholders (1)                           9,000                   8.89%       180,000

Class B
  Allcare Health Management System, Inc. (Bonus Pool)           45                      0.40%       8,100

  Alter, Murray                                                 4                       0.04%       720

  Baird, Philip A.                                              53                      0.47%       9,540

  Barrett, Richard                                              36                      0.32%       6,480

  Billington, Carolyn                                           25                      0.22%       4,500

  Boehner, Leonard B.                                           18                      0.16%       3,240

  Britton, John P                                               7                       0.06%       1,260

  Bucher, Leah A.                                               90                      0.80%       16,200

  Cabunag, Georgina                                             2                       0.02%       360

  Conner, David                                                 71                      0.63%       12,780

  Conner, Gregory                                               71                      0.63%       12,780

  Conner, W. Halden                                             2,100                  18.67%       378,000

  Cornish, Sloan                                                71                      0.63%       12,780

  Cummings, Desmond D.                                          360                     3.20%       64,800

  Davidson, Richard                                             36                      0.32%       6,480

  Dewey, Elise                                                  14                      0.12%       2,520

  Ellis, Beatriz                                                7                       0.06%       1,260

  Ellis, William D.                                             7                       0.06%       1,260

  French, Edward D                                              5                       0.04%       900

  French, John H. Trustee                                       71                      0.63%       12,780

  French, John H., II                                           39                      0.35%       7,020

  French, Seth B.                                               5                       0.04%       900

  Gee, Edwin A                                                  2                       0.02%       360

  Glenn, Paul F. Revocable Trust                                18                      0.16%       3,240

  Goldfrank, Lionel III                                         7                       0.06%       1,260

  Greenburg, Arnold                                             4                       0.04%       720

  Hansen, Thes                                                  36                      0.32%       6,480

  Hansen, Thomas                                                50                      0.44%       9,000

  Hart, Andrew D.                                               53                      0.47%       9,540

  Hassell, Andrew M.                                            221                     1.96%       39,780

  Henry, Kathryn D.                                             90                      0.80%       16,200

  Hinricks, Bjorn                                               7                       0.06%       1,260

  Kaminsky, Gerald P                                            18                      0.16%       3,240

  Kaminsky, Martin I                                            18                      0.16%       3,240
  Keystone Equity Partners, LLC
       c/o Thomas Blanton, President                            630                     5.60%       113,400

  Kwak, Suky K.                                                 16                      0.14%       2,880

  Lebo, Dr. Steve W.                                            107                     0.95%       19,260



                                       19

  Lindh, Henry C.B.                                             18                      0.16%       3,240

  Lusk, Ron                                                     113                     1.00%       20,340

  McNeill, Martin M                                             7                       0.06%       1,260

  Murphy, Gerald P.                                             18                      0.16%       3,240

  Muse, Albert                                                  1                       0.01%       180

  Ng, Brian                                                     36                      0.32%       6,480

  Niro, Raymond T.                                              228                     2.03%       41,040

  Norris, Deborah & Steve                                       71                      0.63%       12,780

  Nowak, Michael                                                29                      0.26%       5,220

  Payne, Hershel R.                                             43                      0.38%       7,740

  Peltzman, Steven                                              7                       0.06%       1,260

  Plaskett, Thomas G.                                           924                     8.21%       166,320

  Powell, Kathy F.                                              14                      0.12%       2,520

  Presnall, Dixon                                               18                      0.16%       3,240

  Rapp, Crystelle C.                                            71                      0.63%       12,780

  Shelton, Robert H.                                            2,000                  17.78%       360,000

  Sigalos, John L.                                              315                     2.80%       56,700

  Singer, Charles                                               450                     4.00%       81,000

  Sonn, Werner                                                  4                       0.04%       720

  Starkenburg, Mike                                             45                      0.40%       8,100

  Stevens, Byam                                                 7                       0.06%       1,260

  Stevens, Kate                                                 4                       0.04%       720

  Strafaci, Ralph                                               1                       0.01%       180

  Strauss, E. M.                                                18                      0.16%       3,240

  Trynin, Nathan K.                                             18                      0.16%       3,240

  Van Dine, Vance                                               7                       0.06%       1,260

  Waechter, James W.                                            4                       0.04%       720

  Walker, William                                               7                       0.06%       1,260

  Watts, Eric                                                   14                      0.12%       2,520

  Wharton, Michael                                              7                       0.06%       1,260

  Wheeler, Thomas. & Betsy                                      36                      0.32%       6,480

  White, Guy                                                    21                      0.19%       3,780

  Winterbotham, Chloe T.                                        5                       0.04%       900

  Wood, Patsy                                                   25                      0.22%       4,500
                                                                -------------      -----------      -------------
       Total Class B Shareholders (71)                                                 80.00%       1,620,000
                                                                9,000

Class C
  Adams, Pamela M.
       (Trustee for Pamela M. Adams Living Trust)               100                     0.49%       10,000

  Alter, Murray                                                 50                      0.25%       5,000

  Brutoco, Lalla D. (Trustee for Lalla D. Brutoco Trust)        100                     0.49%       10,000

  Deveau, Carolyn B.                                            100                     0.49%       10,000

  French II Jr., John H. (Trustee for John H. French)           100                     0.49%       10,000

  Goode, Ronald L. (Trustee for the Goode Family Trust)         100                     0.49%       10,000

  Hoag, M. Cassandra (Trustee for the Hoag Family Trust)        100                     0.49%       10,000

  Klieman M.D., Charles                                         200                     0.99%       20,000

  Lambright, J. Mark and Marcia L.                              100                     0.49%       10,000

  Lindh, Henry                                                  100                     0.49%       10,000

  McIlrath, Laureen and Patrick                                 100                     0.49%       10,000

  Mehta, Viren and Amita Rodman                                 200                     0.99%       20,000

  Neubeck, Peter                                                100                     0.49%       10,000



                                       20

  O'Leary, Renee                                                100                     0.49%       10,000

  Park, Craig                                                   150                     0.74%       15,000

  Peltzman, Steven                                              100                     0.49%       10,000

  Stevens Jr., Byam K.                                          100                     0.49%       10,000

  Strauss, E. M.                                                50                      0.25%       5,000

  Van Lennep, Reinout F.                                        100                     0.49%       10,000

  Wheeler, Thomas E.                                            100                     0.49%       10,000
                                                                -------------      -----------      -------------
       Total Class C Shareholders (20)                                                 10.62%
                                                                2,150                               215,000

Vested Warrants
  Caesar, Vance                                                 23                      0.11%       2,300

  Goode, Ronald                                                 8                       0.04%       800

  Klieman M.D., Charles                                         53                      0.26%       5,300

  Kurtz, George                                                 8                       0.04%       800

  Lambright, J. Mark                                            8                       0.04%       800
                                                                -------------      -----------      -------------
       Total Vested Warrant Holders (5)                         100                     0.49%       10,000
                                                                                   -----------      -------------
    All Shareholders and Vested Warrant Holders (97)            20,250                100.00%        2,025,000
                                                                =============      ===========      =============

Contingent Warrants
  Caesar, Vance                                                 25                     -            2,500

  Goode, Ronald                                                 8                      -            800

  Jones, Leroy E.                                               8                      -            800

  Klieman M.D., Charles                                         8                      -            800

  Kurtz, George                                                 8                      -            800

  Lambright, J. Mark                                            8                      -            800

  Boanta, Michael                                               203                    -            20,300

  Francisco, Cris                                               112                    -            11,200

  Ghazarian, Rafi                                               130                    -            13,000

  Hoag, M. Cassandra                                            1,540                  -            154,000

  Kirshbaum, Marc                                               100                    -            10,000

  Seder, Bruce                                                  125                    -            12,500

  Titov, William                                                140                    -            14,000
                                                                -------------      -----------      -------------
       Total Contingent Warrant Holders (13)                    2,350                  -            241,500
                                                                -------------      -----------      -------------
    All Shareholders, Including Contingent Warrants (110)       22,600                 -              2,266,500
                                                                =============      ===========      =============



                                  SCHEDULE 4.5

                          Company Financial Statements


                               Private Access, LLC
                             Statement of Operations
              From Inception (December 1, 2006) - February 29, 2008

                                                  Total for
                                                   Period



Total Income               $--
Total Cost of Goods Sold   $--
                           -----
Gross Profit               $--

Operating Expenses

  Advertising Expense                      100.00

  Amortization Expense                   2,176.00

  Auto Expense                              48.75

  Bank Service Charges                     204.00

  Benefits                               3,881.74

  Consulting Services                  390,965.48

  Dues and Subscriptions                 3,555.15

  Marketing                              1,269.46

  Local Meetings & Meals                   158.43

  Miscellaneous                          1,333.16

  Office Equipment                         840.49

  Office Supplies                        2,413.85

  Postage & Delivery                       668.52

  Printing and Reproduction              1,737.35

  Professional Development                 225.00

  Professional Fees                        233.33

  Legal Fees                            28,087.79

  Salary Reimbursement                  44,451.86

  Taxes                                    200.00

  Telephone, Fax & Internet              4,913.23

  Car Rental                             1,533.34

  Entertainment                             93.26

  Lodging                                7,147.83

  Meals                                  3,770.63

  Miscellaneous Travel                   1,030.19

  Airfare & Other Transportation        26,586.33
                                   --------------
Total Operating Expenses           $   527,625.17

Net Operating Income               $  (527,625.17

Other Income / (Expense)                   160.00
                                   --------------
Net Income                         $   527,785.17
                                   ==============

                               Private Access, LLC
                                  Balance Sheet
                             As of February 29, 2008

                                    -------------------
                                           Total
                                    -------------------
 ASSETS
  Current Assets

    Bank Accounts                        11,752.06

    Other Current Assets                     (4.23)
                                    --------------
  Total Current Assets              $    11,747.83

  Fixed Assets

    Patents                             165,000.00

      Amortization - Patents             (2,110.00)
                                    --------------
    Total Patents                       162,890.00


    Set Up Costs                          5,158.00

      Amortization - Set Up Costs           (66.00)
                                    --------------

    Total Set Up Costs                    5,092.00
                                    --------------
  Total Fixed Assets                $   167,982.00
                                    --------------
     TOTAL ASSETS                   $   179,729.83
                                    ==============



LIABILITIES AND EQUITY
  Liabilities
    Current Liabilities

      Accounts Payable                     --
      Credit Cards                        2,812.24
      Other Current Liabilities            --
                                    --------------
    Total Current Liabilities             2,812.24

    Long Term Liabilities                  --
                                    --------------
  Total Liabilities                 $     2,812.24

  Equity

    Initial Capitalization              195,000.00
    Seed Round - Class C                537,500.00
                                    --------------
    Total Investment                    732,500.00
    Opening Balance Equity               (2,812.24)
    Retained Earnings                  (445,195.67)
    Net Income                         (107,574.50)
                                    --------------
    Total Equity                    $   176,917.59
                                    --------------
TOTAL LIABILITIES AND EQUITY        $   179,729.83
                                    ==============

                                  SCHEDULE 4.10

                        Collateral Assets of the Company




Issued patents and patent rights -

     US Patent Number 6,345,260
     US Patent Number 7,028,049



Currently pending patent applications -


     US  Patent  Application  Number  11/231,561,  filed on  September  21, 2005
         (Published   on  June  26,  2006  as  US  Patent   Publication   Number
         2006/0020622)
     US Patent Application Number 12/031,987, filed on February 15, 2008



Non-Exclusive Licensees of the foregoing patents* --


     Advance PCS
     Argus Health Systems, Inc.
     Baxter Healthcare Corporation and Baxter International
     Caremark Rx, Inc.
     Cerner Corporation
     Eclipsys Solutions Corp.
     Epic Systems, Inc.
     Express Scripts, Inc. and Diversified Pharmaceuticals, Inc.
     First Health Group Corp. and First Health Services Corp.
     GE Medical Systems, Inc. and General Electric Company
     Harvard Pilgrim Health Care, Inc.
     IDX Systems Corporation
     McKesson HBOC, Inc.
     Merck-Medco Managed Care, LLC and Merck & Co.
     National Prescription Administrators, Inc. (NPA)
     PCS Health Systems, Inc.
     WebMD Corporation and its wholly owned subsidiary Envoy Corporation

* Before Private Access was organized, the patents acquired by assignment were owned by Allcare Health Management Systems, Inc. (herein "Allcare"). Allcare's primary business was the licensing and enforcement of U.S. Patent 5,301,105 (the "'105 patent"). Although Private Access has no economic or legal interest in the '105 patent, and received no financial benefit whatsoever from the '105 patent or any of Allcare's licensing and/or enforcement activity, between 2000 and 2004, Allcare entered into fully paid-up non-exclusive, non-assignable licenses with the seventeen (17) companies listed above, the terms of which non-exclusive licenses convey rights under Allcare's patents, including the patents that Private Access subsequently acquired from Allcare, and any other U.S. or foreign patent, utility model or application, divisional, substitution, continuation, or continuation-in-part application, extension, reissue or reexamination patents, or any other patent or patent application based on or relying for priority on these patents.